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                                                                    Exhibit 15.1


Securities and Exchange Commission

Washington, D.C. 20549

We have made a review of the consolidated financial statements of RAIT Investment Trust and subsidiaries as of September 30, 2002 and for the three-month and nine-month periods ended September 30, 2002 and 2001, in accordance with standards established by the American Institute of Certified Public Accountants, and issued our report thereon dated November 14, 2002. We are aware that such financial statements and our above-mentioned report appearing in the Form 10-Q of RAIT Investment Trust for the quarters ended September 30, 2002 and 2001 are being incorporated by reference in the Registration Statements on Forms S-3 (File No. 333-69422, effective on October 31, 2001; File No. 333-69366, effective on September 13, 2001; and File No. 333-78519, effective May 14, 1999) and Forms S-8 (File No. 333-67452, effective on August 14, 2001 and File No. 333-100766, effective on October 25, 2002) and that such report pursuant to Rule 436(c) of the Securities Act of 1933 is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Paragraphs 7 and 11 of that Act.

/s/ GRANT THORNTON LLP


Philadelphia, Pennsylvania
November 14, 2002

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